As filed with the Securities and Exchange Commission on August 23, 2019
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

CIVEO CORPORATION
(Exact name of registrant as specified in its charter)

British Columbia, Canada (State or other jurisdiction of incorporation or organization)	Three Allen Center 333 Clay Street, Suite 4980 Houston, Texas 77002 (713) 510-2400 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	98-1253716 (I.R.S. Employer Identification No.)

Bradley J. Dodson
President and Chief Executive Officer
Civeo Corporation
Three Allen Center
333 Clay Street, Suite 4980
Houston, Texas 77002
(713) 510-2400
(Name, address, including zip code, and telephone
number, including area code, of agent for service)

Copy to:
Tull R. Florey
Gibson, Dunn & Crutcher LLP
811 Main Street, Suite 3000
Houston, Texas 77002
Telephone: (346) 718-6600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
  If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Primary Offering:
Common Shares, no par value
Preferred Shares, no par value
Debt Securities
Warrants
Total Primary			$300,000,000(3)	$36,360
Secondary Offering:
Common Shares, no par value	30,634,519	$1.38(4)	$42,275,636.22(4)	$5,123.81
Common Shares, no par value, issuable upon conversion of Class A Series 1 Preferred Shares(5)	30,121,856	$1.38(4)	$41,568,161.28(4)	$5,038.06
Total (Primary and Secondary)				$46,521.87(6)

(1)
The securities registered also include such indeterminate amounts and numbers of common shares, preferred shares and debt securities as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable antidilution provisions.

(2)	Estimated pursuant to Rule 457(o) under the Securities Act.
(3)
There is being registered hereunder for sale by the registrant in a primary offering such indeterminate number or amount of common shares, preferred shares, debt securities and warrants as shall have an aggregate initial offering price not to exceed $300,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $300,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder or other securities. The proposed maximum initial offering price per share will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder.

(4)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based on the average high and low sale price for the common shares on August 21, 2019, as reported on the New York Stock Exchange.

(5)
Represents the common shares that may be offered by the selling shareholders named herein issuable upon the conversion of the Class A Series 1 Preferred Shares held by the selling shareholders based on the liquidation preference of such Class A Series 1 Preferred Shares as of December 31, 2022 assuming all dividends thereon are paid in kind through an increase in the liquidation preference.

(6)
Pursuant to Rule 457(p) under the Securities Act, a filing fee of $23,261.70 has previously been paid with respect to unsold securities registered pursuant to a Registration Statement on Form S-3 (Registration No. 333-212754) initially filed with the SEC on July 29, 2016, as amended by Amendment No. 1 filed with the SEC on August 15, 2016. As a result, the $23,261.70 filing fee associated with such unsold securities is being carried forward and is being offset against the $46,521.87 filing fee currently due in connection with this filing.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement consists of two prospectuses, covering the registration of:

•	common shares, preferred shares, debt securities and warrants of Civeo Corporation to be issued by Civeo in a primary offering; and

•	common shares of Civeo that may be sold in one or more secondary offerings or resales by the selling shareholders.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 23, 2019

PROSPECTUS

CIVEO CORPORATION

$300,000,000
Common Shares
Preferred Shares
Debt Securities
Warrants

We may issue and sell from time to time securities described in this prospectus for a total initial offering price of up to $300,000,000. This prospectus contains summaries of the general terms of the securities. At the time of each offering, we will provide the specific terms of the offering and the securities in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest. Our common shares are listed on the New York Stock Exchange (the “NYSE”) under the symbol “CVEO.” The last reported sale price of our common shares on August 22, 2019, as reported by the NYSE, was $1.39 per share.

Investing in our securities involves risks. Please carefully review the information under the heading “Risk Factors” on page 1. In addition, risks associated with any investment in our securities may be described in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission, as described in “Risk Factors” on page 1.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is     , 2019

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may offer any combination of the securities described in this prospectus in one or more offerings with a total initial offering price of up to $300,000,000. This prospectus provides a general description of the securities offered by us. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities being offered. The prospectus supplement may also add to, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus will be superseded by the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or incorporated by reference in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus may only be used where it is legal to sell the offered securities. You should not assume that the information in this prospectus is accurate as of any date other than the date on the cover page of this prospectus or that any information we have incorporated by reference is accurate as of any date other than the date of the documents incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context requires otherwise, references in this prospectus to “Civeo,” the “Company,” “we,” “us,” “our” and similar terms refer to Civeo Corporation and its consolidated subsidiaries.

i

ABOUT CIVEO CORPORATION

We are a hospitality company servicing the natural resources industry in Canada, Australia and the U.S. We provide a full suite of hospitality services for our guests, including lodging, food service, housekeeping and maintenance at accommodation facilities that we or our customers own. We also, in many cases, provide services that support the day-to-day operations of accommodation facilities, such as laundry, facility management and maintenance, water and wastewater treatment, power generation, communication systems, security and group logistics. We also offer development activities for workforce accommodation facilities, including site selection, permitting, engineering and design, manufacturing management and site construction, along with providing hospitality services once the facility is constructed. We operate in some of the world’s most active oil, coal and iron ore producing regions, and our customers include major and independent oil companies, mining companies and oilfield and mining service companies.

Our executive offices are located at Three Allen Center, 333 Clay Street, Suite 4980, Houston, Texas 77002, and our telephone number is (713) 510-2400.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described in our filings with the SEC referred to under the heading “Where You Can Find More Information,” including the risk factors incorporated by reference herein from Civeo’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q and from other reports and documents we file with the SEC after the date of this prospectus that are incorporated by reference herein, together with all of the other information included in this prospectus, the applicable prospectus supplement and the documents we incorporate by reference.

If any of these risks were to occur, our business, financial condition, results of operations or cash flows could be adversely affected. You could lose all or part of your investment. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to that offering in the prospectus supplement.

FORWARD-LOOKING INFORMATION

We include the following cautionary statement to take advantage of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 for any “forward-looking statement” made by us or on our behalf. All statements other than statements of historical facts included in this prospectus, including the information we incorporate by reference, are forward-looking statements. The forward-looking statements can be identified by the use of forward-looking terminology including “may,” “expect,” “anticipate,” “estimate,” “continue,” “believe” or other similar words. Such statements may include statements regarding our future financial position, budgets, capital expenditures, projected costs, plans and objectives of management for future operations and possible future strategic transactions. Where any such forward-looking statement includes a statement of the assumptions or bases underlying such forward-looking statement, we caution that, while we believe such assumptions or bases to be reasonable and make them in good faith, assumed facts or bases almost always vary from actual results. The differences between assumed facts or bases and actual results can be material, depending upon the circumstances. The factors identified in this cautionary statement are important factors (but not necessarily all of the important factors) that could cause actual results to differ materially from those expressed in any forward-looking statement made by us, or on our behalf.

In any forward-looking statement where we, or our management, express an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, there can be no assurance that the statement of expectation or belief will result or be achieved or accomplished. Taking this into account, the following are identified as important factors that could cause actual results to differ materially from those expressed in any forward-looking statement made by, or on behalf of, our company:

•	the level of supply and demand for oil, coal, natural gas, iron ore and other minerals;

•	the level of activity, spending and developments in the Canadian oil sands;

•
failure by our customers to reach positive final investment decisions on, or otherwise not complete, projects with respect to which we have been awarded contracts to provide related hospitality services, which may cause those customers to terminate or postpone the contracts;

•
our ability to implement our plans or otherwise achieve our forecasts and other expectations with respect to our 2018 acquisition of Noralta Lodge Ltd. and to realize the anticipated synergies and cost savings in the time frame anticipated or at all;

•	the level of demand for coal and other natural resources from, and investments and opportunities in, Australia;

•	the availability of attractive oil and natural gas field assets, which may be affected by governmental actions or environmental activists which may restrict drilling;

•	fluctuations in the current and future prices of oil, coal, natural gas, iron ore and other minerals;

•	fluctuations in currency exchange rates;

•	general global economic conditions and the pace of global economic growth;

•
changes in tax laws, tax treaties or tax regulations or the interpretation or enforcement thereof, including taxing authorities not agreeing with our assessment of the effects of such laws, treaties and regulations;

•	global weather conditions, natural disasters and security threats;

•	our ability to hire and retain skilled personnel;

•	the availability and cost of capital, including the ability to access the debt and equity markets;

•	the development of new projects, including whether such projects will continue in the future; and

•	the other factors identified under “Risk Factors” above.
Such risks and uncertainties are beyond our ability to control, and in many cases, we cannot predict the risks and uncertainties that could cause our actual results to differ materially from those indicated by the forward-looking statements.

All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we do not undertake any obligation to publicly update or revise any forward-looking statements except as required by law.

USE OF PROCEEDS

Unless we inform you otherwise in an applicable prospectus supplement, we expect to use the net proceeds from the sale of securities offered by us under this prospectus for general corporate purposes. These purposes may include:

    ●    capital expenditures;

    ●    acquisitions;

    ●    working capital; and

    ●    repayment, refinancing or redemption of indebtedness or other securities.

Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

DESCRIPTION OF DEBT SECURITIES

The debt securities covered by this prospectus will be our general unsecured obligations. We will issue senior debt securities under an indenture to be entered into between us and a trustee we will name in the prospectus supplement relating to senior debt securities. We refer to this indenture as the “senior indenture.” We will issue subordinated debt securities under an indenture to be entered into between us and a trustee we will name in the prospectus supplement relating to subordinated debt securities. We refer to this indenture as the “subordinated indenture.” We refer to the senior indenture and the subordinated indenture collectively as the “indentures.” The indentures will be substantially identical, except for provisions relating to subordination.

We have summarized material provisions of the indentures and the debt securities below. This summary is not complete. We have filed the forms of indentures with the SEC as exhibits to the registration statement, and you should read the indentures for provisions that may be important to you. Please read “Where You Can Find More Information.”

In this summary description of the debt securities, unless we state otherwise or the context clearly indicates otherwise, all references to “we,” “us” or “our” refer to Civeo Corporation only and not to any of its subsidiaries.

General

Neither indenture limits the amount of debt securities that may be issued under that indenture, and neither limits the amount of other unsecured debt or securities that we may issue. We may issue debt securities under the indentures from time to time in one or more series, each in an amount authorized prior to issuance.

The senior debt securities will constitute our senior unsecured indebtedness and will rank equally in right of payment with all of our other unsecured and unsubordinated debt and senior in right of payment to all of our subordinated indebtedness. The senior debt securities will be effectively subordinated to, and thus have a junior position to, our secured indebtedness with respect to the assets securing that indebtedness. The subordinated debt securities will rank junior to all of our senior indebtedness and may rank equally with or senior to other subordinated indebtedness we may issue from time to time.

We currently conduct our operations through subsidiaries, and our operating income and cash flow are generated by our subsidiaries. As a result, cash we obtain from our subsidiaries is the principal source of funds necessary to meet our debt service obligations. Contractual provisions or laws, as well as our subsidiaries’ financial condition and operating requirements, may limit our ability to obtain cash from our subsidiaries that we require to pay our debt service obligations, including payments on the debt securities. In addition, holders of the debt securities will have a junior position to the claims of creditors, including trade creditors and tort claimants, of our subsidiaries on their assets and earnings.

Neither indenture contains any covenants or other provisions designed to protect holders of the debt securities in the event we participate in a highly leveraged transaction or upon a change of control. The indentures also do not contain provisions that give holders of the debt securities the right to require us to repurchase their securities in the event of a decline in our credit rating for any reason, including as a result of a takeover, recapitalization or similar restructuring or otherwise.

Terms

The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	whether the debt securities will be senior or subordinated debt securities;

•	the price at which we will issue the debt securities;

•	the title of the debt securities;

•	the total principal amount of the debt securities;

•	whether we will issue the debt securities in individual certificates to each holder or in the form of temporary or permanent global securities held by a depositary on behalf of holders;

•	the date or dates on which the principal of and any premium on the debt securities will be payable;

•	any interest rate, the date from which interest will accrue, interest payment dates and record dates for interest payments;

•	whether and under what circumstances we will pay any additional amounts with respect to the debt securities;

•	the place or places where payments on the debt securities will be payable;

•	any provisions for optional redemption or early repayment;

•	any sinking fund or other provisions that would obligate us to redeem, purchase or repay the debt securities;

•	the denominations in which we will issue the debt securities if other than $1,000 and integral multiples of $1,000;

•	whether payments on the debt securities will be payable in foreign currency or currency unit or another form and whether payments will be payable by reference to any index or formula;

•	the portion of the principal amount of debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

•	any additional means of defeasance of the debt securities, any additional conditions or limitations to defeasance of the debt securities or any changes to those conditions or limitations;

•	any changes or additions to the events of default or covenants described in this prospectus;

•	any restrictions or other provisions relating to the transfer or exchange of debt securities;

•	any terms for the conversion or exchange of the debt securities for other securities;

•	with respect to the subordinated indenture, any changes to the subordination provisions for the subordinated debt securities; and

•	any other terms of the debt securities not inconsistent with the applicable indenture.
We may sell the debt securities at a discount, which may be substantial, below their stated principal amount. These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. If we sell these debt securities, we will describe in the prospectus supplement any material U.S. federal income tax consequences and other special considerations.

If we sell any of the debt securities for any foreign currency or currency unit or if payments on the debt securities are payable in any foreign currency or currency unit, we will describe in the prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities and the foreign currency or currency unit.

Subordination

Under the subordinated indenture, payment of the principal of and any premium and interest on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all Senior Debt (as defined below). Unless we inform you otherwise in the prospectus supplement, we may not make any payment of principal of or any premium or interest on the subordinated debt securities if:

•	we fail to pay the principal, interest, premium or any other amounts on any Senior Debt when due; or

•
we default in performing any other covenant (a “covenant default”) on any Senior Debt that we have designated if the covenant default allows the holders of that Senior Debt to accelerate the maturity of the Senior Debt they hold.

Unless we inform you otherwise in the prospectus supplement, a covenant default will prevent us from paying the subordinated debt securities only for up to 179 days after holders of the designated Senior Debt give the trustee for the subordinated debt securities notice of the covenant default.

The subordination does not affect our obligation, which is absolute and unconditional, to pay, when due, the principal of and any premium and interest on the subordinated debt securities. In addition, the subordination does not prevent the occurrence of any default under the subordinated indenture.

The subordinated indenture does not limit the amount of Senior Debt that we may incur. As a result of the subordination of the subordinated debt securities, if we become insolvent, holders of subordinated debt securities may receive less on a proportionate basis than other creditors.

Unless we inform you otherwise in the prospectus supplement, “Senior Debt” will mean all of our indebtedness, including guarantees, unless the indebtedness states that it is not senior to the subordinated debt securities or our other junior debt. Senior Debt with respect to a series of subordinated debt securities could include other series of debt securities issued under the subordinated indenture.

Consolidation, Amalgamation, Merger and Sales of Assets

The indentures generally permit a consolidation, amalgamation or merger involving us. They also permit us to sell, lease, convey, assign, transfer or otherwise dispose of all or substantially all of our assets. We have agreed, however, that we will not consolidate or amalgamate with or merge into any entity or sell, lease, convey, assign, transfer or dispose of all or substantially all of our assets to any entity unless:

(1)	either

•	we are the continuing entity, or

•
if we are not the continuing entity, the resulting entity is organized under the laws of the United States, Australia, the Bahamas, Barbados, Bermuda, the British Virgin Islands, Canada, the Cayman Islands, any of the Channel Islands, the United Kingdom, any member of the European Union (as constituted on the date of the indenture) or any other member of the European Union that becomes a member after that date, the Netherlands Antilles or any state, province or political subdivision of any of the foregoing, and assumes by a supplemental indenture the due and punctual payments on the debt securities and the performance of our covenants and obligations under the indentures, and

(2)	immediately after giving effect to the transaction, no default or event of default under the indentures has occurred and is continuing or would result from the transaction.
This covenant will not apply to any merger of another entity into us. Upon any transaction of the type described in and effected in accordance with this section, the resulting entity will succeed to and be substituted for us and may exercise all of our rights and powers under the applicable indenture and the debt securities with the same effect as if the resulting entity had been named as us in the indenture. In the case of any asset transfer or disposition other than a lease, when the resulting entity assumes all of our obligations and covenants under the applicable indenture and the debt securities, we will be relieved of all such obligations.

Events of Default

Unless we inform you otherwise in the applicable prospectus supplement, the following are events of default with respect to a series of debt securities:

•	our failure to pay interest on any debt security of that series for 30 days when due;

•	our failure to pay principal of or any premium on any debt security of that series when due;

•	our failure to deposit any sinking fund payment for 30 days when due;

•
our failure to comply with any covenant or agreement in that series of debt securities or the applicable indenture (other than an agreement or covenant that has been included in the indenture solely for the benefit of other series of debt securities) for 90 days after written notice by the trustee or by the holders of at least 25% in principal amount of the outstanding debt securities issued under that indenture that are affected by that failure;

•	specified events involving bankruptcy, insolvency or reorganization of us; and

•	any other event of default provided for that series of debt securities.
A default under one series of debt securities will not necessarily be a default under any other series. If a default or event of default for any series of debt securities occurs, is continuing and is known to the trustee, the trustee will notify the holders of applicable debt securities within 90 days after it occurs. The trustee may withhold notice to the holders of the debt securities of any default or event of default, except in any payment on the debt securities, if the trustee in good faith determines that withholding notice is in the interests of the holders of those debt securities.

If an event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, 25% in principal amount of all debt securities issued under the applicable indenture that are affected, voting as one class) may declare the principal of and all accrued and unpaid interest on those debt securities to be due and payable immediately. If an event of default relating to certain events of bankruptcy, insolvency or reorganization of our company occurs, the principal of and accrued and unpaid interest on all the debt securities issued under the applicable indenture will become immediately due and payable without any action on the part of the trustee or any holder. At any time after a declaration of acceleration has been made, the holders of a majority in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, of all debt securities issued under the applicable indenture that are affected, voting as one class) may in some cases rescind this accelerated payment requirement and its consequences.

A holder of a debt security of any series issued under an indenture may pursue any remedy under that indenture only if:

•	the holder gives the trustee written notice of a continuing event of default with respect to that series;

•	the holders of at least 25% in principal amount of the outstanding debt securities of that series make a written request to the trustee to pursue the remedy;

•	the holders offer to the trustee an indemnity satisfactory to the trustee against any loss, liability or expense;

•	the trustee does not comply with the request within 60 days after receipt of the request and offer of indemnity; and

•	during that 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.
This provision does not, however, affect the right of a holder of a debt security to sue for enforcement of any overdue payment.

In most cases, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders unless those holders have offered to the trustee indemnity satisfactory to it. Subject to this provision for indemnification, the holders of a majority in principal amount of the outstanding debt securities of a series (or of all debt securities issued under the applicable indenture that are affected, voting as one class) generally may direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee; or

•	exercising any trust or power conferred on the trustee relating to or arising as a result of an event of default.
If an event of default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent person in the conduct of his own affairs.

The indentures require us to furnish to the trustee annually a statement as to our performance of certain of our obligations under the indentures and as to any default in performance.

Modification and Waiver

We and the trustee may supplement or amend each indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of all series issued under that indenture that are affected by the amendment or supplement (voting as one class). Without the consent of the holder of each debt security affected, however, no modification may:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or change the time for payment of interest on the debt security;

•	reduce the principal of the debt security or change its stated maturity;

•	reduce any premium payable on the redemption of the debt security or change the time at which the debt security may or must be redeemed;

•	change any obligation to pay additional amounts on the debt security;

•	make payments on the debt security payable in currency other than as originally stated in the debt security;

•	impair the holder’s right to institute suit for the enforcement of any payment on or with respect to the debt security;

•
make any change in the percentage of principal amount of debt securities necessary to waive compliance with certain provisions of the indenture or to make any change in the provision related to modification;

•	with respect to the subordinated indenture, modify the provisions relating to the subordination of any subordinated debt security in a manner adverse to the holder of that security;

•	waive a continuing default or event of default regarding any payment on the debt securities; or

•	if applicable, make any change that materially and adversely affects the right to convert any debt security.
We and the trustee may supplement or amend each indenture or waive any provision of that indenture without the consent of any holders of debt securities issued under that indenture in certain circumstances, including:

•	to cure any ambiguity, omission, defect or inconsistency;

•	to provide for the assumption of our obligations under the indenture by a successor upon any merger, consolidation, amalgamation or asset transfer permitted under the indenture;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities or to provide for bearer debt securities;

•	to provide any security for, or to add any guarantees of or obligors on, any series of debt securities;

•	to comply with any requirement to effect or maintain the qualification of that indenture under the Trust Indenture Act of 1939;

•	to add covenants that would benefit the holders of any debt securities or to surrender any rights we have under the indenture;

•	to add events of default with respect to any series of debt securities;

•	to make any change that does not adversely affect any outstanding debt securities of any series issued under that indenture in any material respect; and

•	to establish the form or terms of any debt securities and to accept the appointment of a successor trustee, each as permitted under the indenture.
The holders of a majority in principal amount of the outstanding debt securities of any series (or, in some cases, of all debt securities issued under the applicable indenture that are affected, voting as one class) may waive any existing or past default or event of default with respect to those debt securities. Those holders may not, however, waive any default or event of default in any payment on any debt security or compliance with a provision that cannot be amended or supplemented without the consent of each holder affected.

Defeasance and Discharge

Defeasance. When we use the term defeasance, we mean discharge from some or all of our obligations under an indenture. If we deposit with the trustee under an indenture any combination of money or government securities sufficient to make payments on the debt securities of a series issued under that indenture on the dates those payments are due, then, at our option, either of the following will occur:

•	we will be discharged from our obligations with respect to the debt securities of that series (“legal defeasance”); or

•
we will no longer have any obligation to comply with specified restrictive covenants with respect to the debt securities of that series, the covenant described under “Consolidation, Amalgamation, Merger and Sales of Assets” and other specified covenants under the applicable indenture, and the related events of default will no longer apply (“covenant defeasance”).

If a series of debt securities is defeased, the holders of the debt securities of that series will not be entitled to the benefits of the applicable indenture, except for obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities or maintain paying agencies and hold money for payment in trust. In the case of covenant defeasance, our obligation to pay principal, premium and interest on the debt securities will also survive.

Unless we inform you otherwise in the prospectus supplement, we will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for U.S. federal income tax purposes and that the holders would be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the deposit and related defeasance had not occurred. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the United States Internal Revenue Service or a change in law to that effect.

Under current U.S. federal income tax law, legal defeasance would likely be treated as a taxable exchange of debt securities to be defeased for interests in the defeasance trust. As a consequence, a United States holder would recognize gain or loss equal to the difference between the holder’s cost or other tax basis for the debt securities and the value of the holder’s interest in the defeasance trust, and thereafter would be required to include in income a share of the income, gain or loss of the defeasance trust. Under current U.S. federal income tax law, covenant defeasance would not be treated as a taxable exchange of such debt securities.

Satisfaction and Discharge. In addition, an indenture will cease to be of further effect with respect to the debt securities of a series issued under that indenture, subject to exceptions relating to compensation and indemnity of the trustee under that indenture and repayment to us of excess money or government securities, when:

•	either

•	all outstanding debt securities of that series have been delivered to the trustee for cancellation; or

•	all outstanding debt securities of that series not delivered to the trustee for cancellation either:

•	have become due and payable,

•	will become due and payable at their stated maturity within one year, or

•	are to be called for redemption within one year; and

•	we have deposited with the trustee any combination of money or government securities in trust sufficient to pay the entire indebtedness on the debt securities of that series when due; and

•	we have paid all other sums payable by us with respect to the debt securities of that series.
Governing Law

New York law will govern the indentures and the debt securities.

The Trustees

We will name the trustee under the applicable indenture in the prospectus supplement. Each indenture contains limitations on the right of the trustee, if it or any of its affiliates is then our creditor, to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. The trustee and its affiliates are permitted to engage in other transactions with us. If, however, the trustee acquires any conflicting interest, it must eliminate that conflict or resign within 90 days after ascertaining that it has a conflicting interest and after the occurrence of a default under the applicable indenture, unless the default has been cured, waived or otherwise eliminated within the 90-day period.

Payment and Paying Agents

Unless we inform you otherwise in a prospectus supplement, we will make payments on the debt securities in U.S. dollars at the office of the trustee and any paying agent. At our option, however, payments may be made by wire transfer for global debt securities or by check mailed to the address of the person entitled to the payment as it appears in the security register. Unless we inform you otherwise in a prospectus supplement, we will make interest payments to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.

Unless we inform you otherwise in a prospectus supplement, the trustee under the applicable indenture will be designated as the paying agent for payments on debt securities issued under that indenture. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

If the principal of or any premium or interest on debt securities of a series is payable on a day that is not a business day, the payment will be made on the following business day. For these purposes, unless we inform you otherwise in a prospectus supplement, a “business day” is any day that is not a Saturday, a Sunday or a day on which banking institutions in any of New York, New York, Houston, Texas or a place of payment on the debt securities of that series is authorized or obligated by law, regulation or executive order to remain closed.

Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent will pay to us upon written request any money held by them for payments on the debt securities that remains unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment. In that case, all liability of the trustee or paying agent with respect to that money will cease.

Form, Exchange, Registration and Transfer

We will issue the debt securities in registered form, without interest coupons. Debt securities of any series will be exchangeable for other debt securities of the same series, the same total principal amount and the same terms but in different authorized denominations in accordance with the applicable indenture. Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent designated by us. The security registrar or transfer agent will effect the transfer or exchange if its requirements and the requirements of the applicable indenture are met. We will not charge a service charge for any registration of transfer or exchange of the debt securities. We may, however, require payment of any transfer tax or similar governmental charge payable for that registration.

We will appoint the trustee as security registrar for the debt securities. If a prospectus supplement refers to any transfer agents we initially designate, we may at any time rescind that designation or approve a change in the location through which any transfer agent acts. We are required to maintain an office or agency for transfers and exchanges in each place of payment. We may at any time designate additional transfer agents for any series of debt securities.

In the case of any redemption of debt securities of a series or any repurchase of debt securities of a series required under the terms of the series, we will not be required to register the transfer or exchange of:

•
any debt security of that series during a period beginning 15 business days prior to the mailing of the relevant notice of redemption or repurchase and ending on the close of business on the day of mailing of such notice; or

•	any debt security of that series that has been called for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.
Book-Entry Debt Securities

We may issue the debt securities of a series in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. We may issue global debt securities in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

DESCRIPTION OF SHARE CAPITAL

The following describes our common shares, preferred shares, notice of articles and amended and restated articles (“articles”). This description is a summary only. We encourage you to read the complete text of our notice of articles and articles, which we have filed as exhibits to the registration statement of which this prospectus is a part.

Authorized Share Capital

Our authorized shares consist of (i) 550,000,000 common shares, no par value, (ii) up to 50,000,000 Class A preferred shares, no par value, to be issued in one or more series, and (iii) up to 50,000,000 Class B preferred shares, no par value, to be issued in one or more series, provided that the authorized limit of the Class A preferred shares and the Class B preferred shares is 50,000,000 shares in the aggregate. The first series of Class A preferred shares are designated as the “Class A Series 1 Preferred Shares” and up to 50,000,000 Class A Series 1 Preferred Shares are authorized for issuance, and the first series of Class B preferred shares are designated as the “Class B Series 1 Preferred Shares” and up to 50,000,000 Class B Series 1 Preferred Shares are authorized for issuance, provided that no more than 50,000,000 Class A Series 1 Preferred Shares and Class B Series 1 Preferred Shares are issued in the aggregate.

We may issue shares subject to the maximum authorized share capital contained in our notice of articles. The maximum number of shares that we are authorized to issue out of any class or series of shares may be increased or decreased by a resolution passed at a general meeting of shareholders by two thirds of the votes cast on such resolution by shareholders voting shares that carry the right to vote at general meetings. Our directors are authorized to issue new common shares, Class A preferred shares or Class B preferred shares without shareholder approval.

The rights and restrictions to which the common shares and Class A Series 1 Preferred Shares are subject are set out in our articles. Our notice of articles and articles permit the board of directors, without shareholder approval, to alter and attach special rights and restrictions to the Class B Series 1 Preferred Shares, including the number of shares, dividend rights, liquidation preferences, voting rights, conversion rights, preemptive rights and redemption rights.

Common Shares

Voting Rights

Except as provided by law or pursuant to the rights that the directors may attach to the Class B Series 1 Preferred Shares or any future outstanding series of preferred shares, holders of common shares are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders, have the right to vote for the election of directors and do not have cumulative voting rights. Except as otherwise required by law, holders of common shares are not entitled to vote on any amendment to the notice of articles or articles that prejudices or interferes with the rights and special rights of the Class A Series 1 Preferred Shares, Class B Series 1 Preferred Shares or any future outstanding series of preferred shares if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the notice of articles and articles or pursuant to British Columbia law or the Business Corporations Act (British Columbia) (the “BCA”).

Dividends

Subject to prior rights and preferences that are applicable to the Class A Series 1 Preferred Shares and that may be applicable to the Class B Series 1 Preferred Shares or any future outstanding series of preferred shares, holders of common shares are entitled to receive ratably in proportion to the number of common shares held by them such dividends (payable in cash, shares or otherwise), if any, as may be declared from time to time by the board of directors out of funds available for dividend payments. Dividends will not be declared where there are reasonable grounds for believing the company is insolvent or the payment of dividends would render the company insolvent. There is not a fixed rate of dividends.

Conversion, Sinking Fund, Redemption, Liquidation and Preemption Rights

The holders of common shares have no preferences or rights of conversion, exchange, pre-emption or other subscription rights. There are no redemption or sinking fund provisions applicable to the common shares. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, holders of common shares will be entitled to share ratably in our assets in proportion to the common shares held by them that are remaining after payment or provision for payment of all of our debts and obligations and after distribution in full of preferential amounts to be distributed to holders of outstanding shares of the Class A Series 1 Preferred Shares, the Class B Series 1 Preferred Shares or any other outstanding preferred shares, if any.

Preferred Shares

We are authorized to issue Class A preferred shares and Class B preferred shares in one or more series. The Class A preferred shares are voting shares, while the Class B preferred shares are non-voting shares. We have further authorized the issuance of up to 50,000,000 Class A Series 1 Preferred Shares and Class B Series 1 Preferred Shares, being the limit of both series of preferred shares to be issued in the aggregate, which shall have the rights, privileges, restrictions and conditions as determined and attached from time to time by the board of directors, without the requirement for further shareholder approval. A summary of the terms of the Class A Series 1 Preferred Shares is set forth below.

The prospectus supplement relating to any series of preferred shares we are offering will include specific terms relating to the offering and the name of any transfer agent for that series. We will file the form of the preferred shares with the SEC before we issue any of the shares, and you should read that form for provisions that may be important to you. The prospectus supplement will include some or all of the following terms:

•	the title of the preferred shares;

•	the maximum number of shares of the series;

•	the dividend rate or the method of calculating the dividend, the date from which dividends will accrue and whether dividends will be cumulative;

•	any liquidation preference;

•	any optional redemption provisions;

•	any sinking fund or other provisions that would obligate us to redeem or purchase the preferred shares;

•	any terms for the conversion or exchange of the preferred shares for other securities of us or any other entity;

•	any voting rights; and

•	any other preferences and relative, participating, optional or other special rights or any qualifications, limitations or restrictions on the rights of the shares.
The issuance of preferred shares, while providing flexibility in connection with possible acquisitions and other corporate purposes, could reduce the relative voting power of holders of common shares. It also could affect the likelihood that holders of common shares will receive dividend payments and payments upon liquidation.

Class A Series 1 Preferred Shares

We have outstanding 9,042 Class A Series 1 Preferred Shares that were issued in connection with our 2018 acquisition of Noralta Lodge Ltd. Except as provided by law, the Class A Series 1 Preferred Shares do not have voting rights. The Class A Series 1 Preferred Shares are entitled to receive a 2% annual dividend on the liquidation preference (initially $10,000 per share), paid quarterly in cash or, at our option, by increasing the Class A Series 1 Preferred Shares’ liquidation preference, or by any combination thereof. In the event that a shelf registration statement does not become effective within the time period specified in the Registration Rights Agreement between us and the holders of the Class A Series 1 Preferred Shares, the dividend rate is subject to increase to up to a maximum of 3% per annum until such registration statement becomes effective.

The Class A Series 1 Preferred Shares are convertible into common shares at a conversion price of $3.30 per Class A Series 1 Preferred Share, subject to customary anti-dilution adjustments, including in the case of dividends or distributions to holders of the common shares (the “Conversion Price”). We have the right to elect to convert the Class A Series 1 Preferred Shares into common shares if the 15-day volume weighted average price of the common shares is equal to or exceeds the Conversion Price. Holders of the Class A Series 1 Preferred Shares have the right to convert the Class A Series 1 Preferred Shares into common shares at any time after two years from the date of issuance, and the Class A Series 1 Preferred Shares mandatorily convert after five years from the date of issuance.

The Class A Series 1 Preferred Shares also convert automatically into common shares upon a change of control of Civeo. In the event of certain transactions that do not constitute a change of control but which would result in the common shares being converted into, or exchanged for, securities, cash or property (a “Reorganization Event”), each Class A Series 1 Preferred Share will, without the consent of the holders of the Class A Series 1 Preferred Shares, become convertible into the kind of securities, cash and other property that such holder of Class A Series 1 Preferred Shares would have been entitled to receive if such holder had converted its Class A Series 1 Preferred Shares into common shares immediately prior to such Reorganization Event.

We may, at any time and from time to time, redeem any or all of the Class A Series 1 Preferred Shares for cash at the liquidation preference, plus accrued and unpaid dividends. The Class A Series 1 Preferred Shares rank senior in all respects to the common shares with respect to dividend rights and rights upon the liquidation, dissolution or winding-up of Civeo up to the amount of the liquidation preference and accrued and unpaid dividends.

Notice of Articles and Articles

Provisions of our notice of articles and articles may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which shareholders might otherwise receive a premium for their shares, or transactions that our shareholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our shares.

These provisions are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Among other things, our notice of articles and articles:

•
provide that our directors are divided into three classes serving staggered three-year terms, with only one class being elected each year by our shareholders. This classified board may discourage a third party from making a tender offer or otherwise attempting to obtain control of us because it generally makes it more difficult for shareholders to replace a majority of our directors;

•
provide that our directors may only be removed by shareholders passing a resolution with the requisite majority of three-quarters of the votes cast at a meeting of shareholders entitled to vote in the election of directors, voting together as a single class;

•
establish advance notice procedures with regard to shareholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our shareholders. These procedures provide that notice of shareholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not later than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our articles specify the requirements as to form and content of all shareholders’ notices. These requirements may preclude shareholders from bringing matters before the shareholders at an annual or special meeting;

•
provide our board of directors the ability to issue the Class A Series 1 Preferred Shares and the Class B Series 1 Preferred Shares. This ability makes it possible for our board of directors to issue, without shareholder approval, preferred shares with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of our company;

•	provide that the authorized number of directors may only be set by the board of directors;

•
provide that all vacancies, including newly created directorships, may, except as otherwise required by law or, if applicable, the rights of holders of a series of preferred shares, be filled by the affirmative vote of a majority of directors then in office;

•
provide that any action required or permitted to be taken by the shareholders must be effected at a duly called annual or special meeting of shareholders and may not be effected by any consent in writing in lieu of a meeting of such shareholders, subject to the rights of the holders of any series of preferred shares with respect to such series;

•
provide that our notice of articles and articles can be amended or repealed at any annual or special meeting of shareholders or amended by the board of directors in certain circumstances, including the requirement that certain amendments by the shareholders to the articles at a meeting be upon a resolution passed by the affirmative vote of the holders of 66 2/3% of the voting power of the issued and outstanding shares entitled to vote on such matters, voting together as a single class; and

•
provide that, if a meeting of shareholders has been adjourned one or more times due to insufficient attendance required to pass any resolution, and at such adjourned meeting, less than the number of holders required to pass any resolution requiring 66 2/3% of the voting power of the issued and outstanding shares is present in person or by proxy, with the approval of the board, the holders holding at least 66 2/3% of the shares present in person or by proxy at such adjourned meeting and entitled to vote on the matter, voting together as a single class, may alter the articles.

When interpreting a director’s duties under British Columbia law, Canadian courts have generally interpreted a director’s duty to act in “the best interest of the company” to include a duty to treat all stakeholders affected by corporate actions equitably and fairly, including in the context of a change of control transaction. Accordingly, in determining what is in “the best interests of the company”, it may be legitimate for our directors to consider the interests of not only the company’s shareholders, but other stakeholders, such as employees and creditors, as well.

Limitation of Liability and Indemnification Matters

Our articles allow us to indemnify our directors to the fullest extent authorized by the BCA against all expenses, liabilities and losses (including judgments and fines) which may be reasonably incurred by reason of being or having been a director of the company, except for liability that cannot be indemnified under British Columbia law. British Columbia law provides that a company must not indemnify its directors if any of the following circumstances apply:

•
if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, the company was prohibited from giving the indemnity or paying the expenses by its articles;

•
if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the company is prohibited from giving the indemnity or paying the expenses by its articles;

•
if, in relation to the subject matter of the relevant proceeding, the director did not act honestly and in good faith with a view to the best interests of the company or the associated corporation, as the case may be, with such associated corporation being an affiliate of the company or a partnership, trust, joint venture or other unincorporated entity in which the director served in the capacity as a director or a position equivalent to that thereof, at the request of the company; or

•
in the case of the relevant proceeding other than a civil proceeding, if the director did not have reasonable grounds for believing that the director’s conduct in respect of which the proceeding was brought was lawful.

Notwithstanding any of the above prohibitions, the company or a director may apply to court for an order that the company must indemnify the director for any liability or expenses incurred by the director or for any other related obligations of the company.

The articles also provide that we will indemnify our directors and officers to the fullest extent permitted by British Columbia law. The articles also permit us to purchase insurance on behalf of any officer, director, employee or other agent of our company or, at our request, of another entity, for any liability arising out of that person’s actions in such capacity. We have entered into indemnification agreements with each of our current directors and executive officers requiring us to indemnify these individuals to the fullest extent permitted under British Columbia law against liability that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified, and have received a written undertaking from each such director and officer as required under British Columbia law.

Transfer Agent and Registrar

The transfer agent and registrar for our common shares is Computershare Investor Services, Inc.

Market Information

Our common shares are listed on the New York Stock Exchange under the symbol “CVEO.”

DESCRIPTION OF WARRANTS

We may issue warrants to purchase any combination of debt securities, common shares, preferred shares or other securities of our company or any other entity. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.

The prospectus supplement relating to any warrants we are offering will include specific terms relating to the offering. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you. The prospectus supplement will include some or all of the following terms:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•
the designation, number and terms of the debt securities, common shares, preferred shares or other securities purchasable upon exercise of the warrants, and procedures by which those numbers may be adjusted;

•	the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time; and

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants.

PLAN OF DISTRIBUTION

We may sell the securities on a delayed or continuous basis in and outside the United States through underwriters or dealers as designated from time to time, directly to purchasers, through agents or through a combination of these methods.

Sale Through Underwriters or Dealers

If we use underwriters in the sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement and except as described below, the obligations of the underwriters to purchase the securities will be subject to conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

Underwriters may sell our common shares under this prospectus by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act, which includes sales made directly on the NYSE, on any other existing trading market for our common shares or to or through a market maker, or in privately negotiated transactions. Unless we inform you otherwise in the prospectus supplement, the sales agent with respect to any such at-the-market offering will make all sales using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreeable terms between the sales agent and us. We will include in the prospectus supplement the amount of any compensation to be received by the sales agent.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters also may impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities directly. In that event, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

 Remarketing

We may offer and sell any of the securities in connection with a remarketing upon their purchase, in accordance with a redemption or repayment by their terms or otherwise, by one or more remarketing firms acting as principals for their own accounts or as our agents. We will identify any remarketing firm, the terms of any remarketing agreement and the compensation to be paid to the remarketing firm in the prospectus supplement. Remarketing firms may be deemed underwriters under the Securities Act.

Derivative Transactions

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in these sale transactions will be underwriters and will be identified in the applicable prospectus supplement or in a post-effective amendment to the registration statement of which this prospectus forms a part.

General Information

We may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Gibson, Dunn & Crutcher LLP, Houston, Texas, with respect to U.S. law. Certain legal matters in connection with this offering will be passed upon for us by Dentons Canada LLP, Vancouver, British Columbia, Canada, with respect to Canadian law. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

EXPERTS

The consolidated financial statements of Civeo Corporation appearing in Civeo Corporation’s Annual Report on Form 10-K for the year ended December 31, 2018, and the effectiveness of Civeo Corporation’s internal control over financial reporting as of December 31, 2018 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the SEC under the Securities Act relating to the securities offered by this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus.

In addition, we file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy statements and other information about registrants, like us, that have been filed electronically with the SEC. You can access the SEC’s Internet site at http://www.sec.gov. We also make available free of charge on our website, at http://www.civeo.com, all materials that we file electronically with the SEC, including our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Section 16 reports and amendments to these reports as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC. Information contained on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

The SEC allows us to “incorporate by reference” the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the SEC. These other documents contain important information about us. The information incorporated by reference is an important part of this prospectus. Information that we file later with the SEC will automatically update and may replace information in this prospectus and information previously filed with the SEC.

We incorporate by reference in this prospectus the documents listed below, and any subsequent filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) (excluding information deemed to be furnished and not filed with the SEC) until all offerings under this registration statement are completed or terminated:

•	our annual report on Form 10-K for the year ended December 31, 2018 (the “Form 10-K”);

•	the information contained in our definitive proxy statement on Schedule 14A for our 2019 annual general meeting of shareholders to the extent incorporated by reference in Part III of the Form 10-K;

•	our quarterly reports on Form 10-Q filed on April 26, 2019 and July 29, 2019;

•	our current reports on Form 8-K filed on April 1, 2019, May 21, 2019 and June 28, 2019; and

•	the description of our common shares contained in our Current Report on Form 8-K12B, filed on July 17, 2015, as that description may be updated from time to time.
We also are incorporating by reference all additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the effectiveness of the registration statement.

You may request a copy of these filings, other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into the filing, at no cost, by writing or telephoning us at the following address:

Civeo Corporation
Attn: Corporate Secretary
333 Clay Street
Suite 4980
Houston, Texas 77002
(713) 510-2400

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 23, 2019

PROSPECTUS

CIVEO CORPORATION

60,756,375 Common Shares

This prospectus relates to up to (i) 30,121,856 common shares of Civeo Corporation issuable to the selling shareholders named herein (the “selling shareholders”) upon conversion of 9,042 shares of Class A Series 1 Preferred Shares of Civeo Corporation (the “Class A Series 1 Preferred Shares”) and (ii) an additional 30,634,519 common shares of Civeo Corporation held by the selling shareholders, in each case, that may be offered and sold from time to time in one or more offerings by the selling shareholders. For more information related to the selling shareholders, please read “Selling Shareholders.”

The selling shareholders may offer and sell these common shares to or through one or more underwriters, dealers or agents, or directly to investors or through any other means described in this prospectus under “Plan of Distribution,” in amounts, at prices and on terms to be determined by market conditions and other factors at the time of the offering. Each selling shareholder may elect to sell all, a portion or none of the common shares offered hereby.

We do not know which method, in what amount, or at what time or times the selling shareholders may sell the common shares covered by this prospectus. We will not receive any proceeds from the sale of any common shares covered by this prospectus. We generally will bear the expenses and fees in connection with the registration of the common shares. The selling shareholders will bear all discounts and commissions and transfer taxes or stamp or other duties, if any, attributable to the sale of common shares.

This prospectus contains a general description of the common shares. We may file one or more prospectus supplements that may describe the specific manner in which the selling shareholders will offer the common shares. You should read this prospectus and any prospectus supplement carefully before you invest. Our common shares are listed on the New York Stock Exchange (the “NYSE”) under the symbol “CVEO.” The last reported sale price of our common shares on August 22, 2019, as reported by the NYSE, was $1.39 per share.

Investing in our securities involves risks. Please carefully review the information under the heading “Risk Factors” on page 1. In addition, risks associated with any investment in our securities may be described in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission, as described in “Risk Factors” on page 1.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is     , 2019

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the selling shareholders may, over time, offer and sell the common shares described in this prospectus in one or more offerings or resales. This prospectus provides a general description of the common shares. Each time the selling shareholders sell common shares, the selling shareholders may provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus will be superseded by the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

We and the selling shareholders have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or incorporated by reference in this prospectus. We and the selling shareholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus may only be used where it is legal to sell the offered securities. You should not assume that the information in this prospectus is accurate as of any date other than the date on the cover page of this prospectus or that any information we have incorporated by reference is accurate as of any date other than the date of the documents incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context requires otherwise, references in this prospectus to “Civeo,” the “Company,” “we,” “us,” “our” and similar terms refer to Civeo Corporation and its consolidated subsidiaries.

i

ABOUT CIVEO CORPORATION

We are a hospitality company servicing the natural resources industry in Canada, Australia and the U.S. We provide a full suite of hospitality services for our guests, including lodging, food service, housekeeping and maintenance at accommodation facilities that we or our customers own. We also, in many cases, provide services that support the day-to-day operations of accommodation facilities, such as laundry, facility management and maintenance, water and wastewater treatment, power generation, communication systems, security and group logistics. We also offer development activities for workforce accommodation facilities, including site selection, permitting, engineering and design, manufacturing management and site construction, along with providing hospitality services once the facility is constructed. We operate in some of the world’s most active oil, coal and iron ore producing regions, and our customers include major and independent oil companies, mining companies and oilfield and mining service companies.
Our executive offices are located at Three Allen Center, 333 Clay Street, Suite 4980, Houston, Texas 77002, and our telephone number is (713) 510-2400.
RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described in our filings with the SEC referred to under the heading “Where You Can Find More Information,” including the risk factors incorporated by reference herein from Civeo’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q and from other reports and documents we file with the SEC after the date of this prospectus that are incorporated by reference herein, together with all of the other information included in this prospectus, the applicable prospectus supplement and the documents we incorporate by reference.

If any of these risks were to occur, our business, financial condition, results of operations or cash flows could be adversely affected. You could lose all or part of your investment. When the selling shareholders sell any common shares pursuant to a prospectus supplement, we may include additional risk factors relevant to that offering in the prospectus supplement.

FORWARD-LOOKING INFORMATION

We include the following cautionary statement to take advantage of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 for any “forward-looking statement” made by us or on our behalf. All statements other than statements of historical facts included in this prospectus, including the information we incorporate by reference, are forward-looking statements. The forward-looking statements can be identified by the use of forward-looking terminology including “may,” “expect,” “anticipate,” “estimate,” “continue,” “believe” or other similar words. Such statements may include statements regarding our future financial position, budgets, capital expenditures, projected costs, plans and objectives of management for future operations and possible future strategic transactions. Where any such forward-looking statement includes a statement of the assumptions or bases underlying such forward-looking statement, we caution that, while we believe such assumptions or bases to be reasonable and make them in good faith, assumed facts or bases almost always vary from actual results. The differences between assumed facts or bases and actual results can be material, depending upon the circumstances. The factors identified in this cautionary statement are important factors (but not necessarily all of the important factors) that could cause actual results to differ materially from those expressed in any forward-looking statement made by us, or on our behalf.

In any forward-looking statement where we, or our management, express an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, there can be no assurance that the statement of expectation or belief will result or be achieved or accomplished. Taking this into account, the following are identified as important factors that could cause actual results to differ materially from those expressed in any forward-looking statement made by, or on behalf of, our company:

•	the level of supply and demand for oil, coal, natural gas, iron ore and other minerals;

•	the level of activity, spending and developments in the Canadian oil sands;

•
failure by our customers to reach positive final investment decisions on, or otherwise not complete, projects with respect to which we have been awarded contracts to provide related hospitality services, which may cause those customers to terminate or postpone the contracts;

1

•
our ability to implement our plans or otherwise achieve our forecasts and other expectations with respect to our 2018 acquisition of Noralta Lodge Ltd. and to realize the anticipated synergies and cost savings in the time frame anticipated or at all;

•	the level of demand for coal and other natural resources from, and investments and opportunities in, Australia;

•	the availability of attractive oil and natural gas field assets, which may be affected by governmental actions or environmental activists which may restrict drilling;

•	fluctuations in the current and future prices of oil, coal, natural gas, iron ore and other minerals;

•	fluctuations in currency exchange rates;

•	general global economic conditions and the pace of global economic growth;

•
changes in tax laws, tax treaties or tax regulations or the interpretation or enforcement thereof, including taxing authorities not agreeing with our assessment of the effects of such laws, treaties and regulations;

•	global weather conditions, natural disasters and security threats;

•	our ability to hire and retain skilled personnel;

•	the availability and cost of capital, including the ability to access the debt and equity markets;

•	the development of new projects, including whether such projects will continue in the future; and

•	the other factors identified under “Risk Factors” above.
Such risks and uncertainties are beyond our ability to control, and in many cases, we cannot predict the risks and uncertainties that could cause our actual results to differ materially from those indicated by the forward-looking statements.

All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we do not undertake any obligation to publicly update or revise any forward-looking statements except as required by law.

2

USE OF PROCEEDS

The common shares to be offered and sold using this prospectus will be offered and sold by the selling shareholders. We will not receive any of the proceeds from the sale of the common shares by the selling shareholders.

We have agreed to pay certain expenses of the selling shareholders in connection with the sale of the common shares offered by this prospectus. Please read “Plan of Distribution.”

3

DESCRIPTION OF SHARE CAPITAL

The following describes our common shares, preferred shares, notice of articles and amended and restated articles (“articles”). This description is a summary only. We encourage you to read the complete text of our notice of articles and articles, which we have filed as exhibits to the registration statement of which this prospectus is a part.

Authorized Share Capital

Our authorized shares consist of (i) 550,000,000 common shares, no par value, (ii) up to 50,000,000 Class A preferred shares, no par value, to be issued in one or more series, and (iii) up to 50,000,000 Class B preferred shares, no par value, to be issued in one or more series, provided that the authorized limit of the Class A preferred shares and the Class B preferred shares is 50,000,000 shares in the aggregate. The first series of Class A preferred shares are designated as the “Class A Series 1 Preferred Shares” and up to 50,000,000 Class A Series 1 Preferred Shares are authorized for issuance, and the first series of Class B preferred shares are designated as the “Class B Series 1 Preferred Shares” and up to 50,000,000 Class B Series 1 Preferred Shares are authorized for issuance, provided that no more than 50,000,000 Class A Series 1 Preferred Shares and Class B Series 1 Preferred Shares are issued in the aggregate.

We may issue shares subject to the maximum authorized share capital contained in our notice of articles. The maximum number of shares that we are authorized to issue out of any class or series of shares may be increased or decreased by a resolution passed at a general meeting of shareholders by two thirds of the votes cast on such resolution by shareholders voting shares that carry the right to vote at general meetings. Our directors are authorized to issue new common shares, Class A preferred shares or Class B preferred shares without shareholder approval.

The rights and restrictions to which the common shares and Class A Series 1 Preferred Shares are subject are set out in our articles. Our notice of articles and articles permit the board of directors, without shareholder approval, to alter and attach special rights and restrictions to the Class B Series 1 Preferred Shares, including the number of shares, dividend rights, liquidation preferences, voting rights, conversion rights, preemptive rights and redemption rights.

Common Shares

Voting Rights

Except as provided by law or pursuant to the rights that the directors may attach to the Class B Series 1 Preferred Shares or any future outstanding series of preferred shares, holders of common shares are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders, have the right to vote for the election of directors and do not have cumulative voting rights. Except as otherwise required by law, holders of common shares are not entitled to vote on any amendment to the notice of articles or articles that prejudices or interferes with the rights and special rights of the Class A Series 1 Preferred Shares, Class B Series 1 Preferred Shares or any future outstanding series of preferred shares if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the notice of articles and articles or pursuant to British Columbia law or the Business Corporations Act (British Columbia) (the “BCA”).

Dividends

Subject to prior rights and preferences that are applicable to the Class A Series 1 Preferred Shares and that may be applicable to the Class B Series 1 Preferred Shares or any future outstanding series of preferred shares, holders of common shares are entitled to receive ratably in proportion to the number of common shares held by them such dividends (payable in cash, shares or otherwise), if any, as may be declared from time to time by the board of directors out of funds available for dividend payments. Dividends will not be declared where there are reasonable grounds for believing the company is insolvent or the payment of dividends would render the company insolvent. There is not a fixed rate of dividends.

Conversion, Sinking Fund, Redemption, Liquidation and Preemption Rights

The holders of common shares have no preferences or rights of conversion, exchange, pre-emption or other subscription rights. There are no redemption or sinking fund provisions applicable to the common shares. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, holders of common shares will be entitled to share ratably in our assets in proportion to the common shares held by them that are remaining after payment or provision for payment of all of our debts and obligations and after distribution in full of preferential amounts to be distributed to holders of outstanding shares of the Class A Series 1 Preferred Shares, the Class B Series 1 Preferred Shares or any other outstanding preferred shares, if any.

Preferred Shares

We are authorized to issue Class A preferred shares and Class B preferred shares in one or more series. The Class A preferred shares are voting shares, while the Class B preferred shares are non-voting shares. We have further authorized the issuance of up to 50,000,000 Class A Series 1 Preferred Shares and Class B Series 1 Preferred Shares, being the limit of both

4

series of preferred shares to be issued in the aggregate, which shall have the rights, privileges, restrictions and conditions as determined and attached from time to time by the board of directors, without the requirement for further shareholder approval. A summary of the terms of the Class A Series 1 Preferred Shares is set forth below.

The prospectus supplement relating to any series of preferred shares we are offering will include specific terms relating to the offering and the name of any transfer agent for that series. We will file the form of the preferred shares with the SEC before we issue any of the shares, and you should read that form for provisions that may be important to you. The prospectus supplement will include some or all of the following terms:

•	the title of the preferred shares;

•	the maximum number of shares of the series;

•	the dividend rate or the method of calculating the dividend, the date from which dividends will accrue and whether dividends will be cumulative;

•	any liquidation preference;

•	any optional redemption provisions;

•	any sinking fund or other provisions that would obligate us to redeem or purchase the preferred shares;

•	any terms for the conversion or exchange of the preferred shares for other securities of us or any other entity;

•	any voting rights; and

•	any other preferences and relative, participating, optional or other special rights or any qualifications, limitations or restrictions on the rights of the shares.
The issuance of preferred shares, while providing flexibility in connection with possible acquisitions and other corporate purposes, could reduce the relative voting power of holders of common shares. It also could affect the likelihood that holders of common shares will receive dividend payments and payments upon liquidation.

Class A Series 1 Preferred Shares

We have outstanding 9,042 Class A Series 1 Preferred Shares that were issued in connection with our 2018 acquisition of Noralta Lodge Ltd. Except as provided by law, the Class A Series 1 Preferred Shares do not have voting rights. The Class A Series 1 Preferred Shares are entitled to receive a 2% annual dividend on the liquidation preference (initially $10,000 per share), paid quarterly in cash or, at our option, by increasing the Class A Series 1 Preferred Shares’ liquidation preference, or by any combination thereof. In the event that a shelf registration statement does not become effective within the time period specified in the Registration Rights Agreement between us and the holders of the Class A Series 1 Preferred Shares, the dividend rate is subject to increase to up to a maximum of 3% per annum until such registration statement becomes effective.

The Class A Series 1 Preferred Shares are convertible into common shares at a conversion price of $3.30 per Class A Series 1 Preferred Share, subject to customary anti-dilution adjustments, including in the case of dividends or distributions to holders of the common shares (the “Conversion Price”). We have the right to elect to convert the Class A Series 1 Preferred Shares into common shares if the 15-day volume weighted average price of the common shares is equal to or exceeds the Conversion Price. Holders of the Class A Series 1 Preferred Shares have the right to convert the Class A Series 1 Preferred Shares into common shares at any time after two years from the date of issuance, and the Class A Series 1 Preferred Shares mandatorily convert after five years from the date of issuance.

The Class A Series 1 Preferred Shares also convert automatically into common shares upon a change of control of Civeo. In the event of certain transactions that do not constitute a change of control but which would result in the common shares being converted into, or exchanged for, securities, cash or property (a “Reorganization Event”), each Class A Series 1 Preferred Share will, without the consent of the holders of the Class A Series 1 Preferred Shares, become convertible into the kind of securities, cash and other property that such holder of Class A Series 1 Preferred Shares would have been entitled to receive if such holder had converted its Class A Series 1 Preferred Shares into common shares immediately prior to such Reorganization Event.

We may, at any time and from time to time, redeem any or all of the Class A Series 1 Preferred Shares for cash at the liquidation preference, plus accrued and unpaid dividends. The Class A Series 1 Preferred Shares rank senior in all respects to

5

the common shares with respect to dividend rights and rights upon the liquidation, dissolution or winding-up of Civeo up to the amount of the liquidation preference and accrued and unpaid dividends.

Notice of Articles and Articles

Provisions of our notice of articles and articles may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which shareholders might otherwise receive a premium for their shares, or transactions that our shareholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our shares.

These provisions are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Among other things, our notice of articles and articles:

•
provide that our directors are divided into three classes serving staggered three-year terms, with only one class being elected each year by our shareholders. This classified board may discourage a third party from making a tender offer or otherwise attempting to obtain control of us because it generally makes it more difficult for shareholders to replace a majority of our directors;

•
provide that our directors may only be removed by shareholders passing a resolution with the requisite majority of three-quarters of the votes cast at a meeting of shareholders entitled to vote in the election of directors, voting together as a single class;

•
establish advance notice procedures with regard to shareholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our shareholders. These procedures provide that notice of shareholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not later than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our articles specify the requirements as to form and content of all shareholders’ notices. These requirements may preclude shareholders from bringing matters before the shareholders at an annual or special meeting;

•
provide our board of directors the ability to issue the Class A Series 1 Preferred Shares and the Class B Series 1 Preferred Shares. This ability makes it possible for our board of directors to issue, without shareholder approval, preferred shares with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of our company;

•	provide that the authorized number of directors may only be set by the board of directors;

•
provide that all vacancies, including newly created directorships, may, except as otherwise required by law or, if applicable, the rights of holders of a series of preferred shares, be filled by the affirmative vote of a majority of directors then in office;

•
provide that any action required or permitted to be taken by the shareholders must be effected at a duly called annual or special meeting of shareholders and may not be effected by any consent in writing in lieu of a meeting of such shareholders, subject to the rights of the holders of any series of preferred shares with respect to such series;

•
provide that our notice of articles and articles can be amended or repealed at any annual or special meeting of shareholders or amended by the board of directors in certain circumstances, including the requirement that certain amendments by the shareholders to the articles at a meeting be upon a resolution passed by the

6

affirmative vote of the holders of 66 2/3% of the voting power of the issued and outstanding shares entitled to vote on such matters, voting together as a single class; and

•
provide that, if a meeting of shareholders has been adjourned one or more times due to insufficient attendance required to pass any resolution, and at such adjourned meeting, less than the number of holders required to pass any resolution requiring 66 2/3% of the voting power of the issued and outstanding shares is present in person or by proxy, with the approval of the board, the holders holding at least 66 2/3% of the shares present in person or by proxy at such adjourned meeting and entitled to vote on the matter, voting together as a single class, may alter the articles.

When interpreting a director’s duties under British Columbia law, Canadian courts have generally interpreted a director’s duty to act in “the best interest of the company” to include a duty to treat all stakeholders affected by corporate actions equitably and fairly, including in the context of a change of control transaction. Accordingly, in determining what is in “the best interests of the company”, it may be legitimate for our directors to consider the interests of not only the company’s shareholders, but other stakeholders, such as employees and creditors, as well.

Limitation of Liability and Indemnification Matters

Our articles allow us to indemnify our directors to the fullest extent authorized by the BCA against all expenses, liabilities and losses (including judgments and fines) which may be reasonably incurred by reason of being or having been a director of the company, except for liability that cannot be indemnified under British Columbia law. British Columbia law provides that a company must not indemnify its directors if any of the following circumstances apply:

•
if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, the company was prohibited from giving the indemnity or paying the expenses by its articles;

•
if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the company is prohibited from giving the indemnity or paying the expenses by its articles;

•
if, in relation to the subject matter of the relevant proceeding, the director did not act honestly and in good faith with a view to the best interests of the company or the associated corporation, as the case may be, with such associated corporation being an affiliate of the company or a partnership, trust, joint venture or other unincorporated entity in which the director served in the capacity as a director or a position equivalent to that thereof, at the request of the company; or

•
in the case of the relevant proceeding other than a civil proceeding, if the director did not have reasonable grounds for believing that the director’s conduct in respect of which the proceeding was brought was lawful.

Notwithstanding any of the above prohibitions, the company or a director may apply to court for an order that the company must indemnify the director for any liability or expenses incurred by the director or for any other related obligations of the company.

The articles also provide that we will indemnify our directors and officers to the fullest extent permitted by British Columbia law. The articles also permit us to purchase insurance on behalf of any officer, director, employee or other agent of our company or, at our request, of another entity, for any liability arising out of that person’s actions in such capacity. We have entered into indemnification agreements with each of our current directors and executive officers requiring us to indemnify these individuals to the fullest extent permitted under British Columbia law against liability that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified, and have received a written undertaking from each such director and officer as required under British Columbia law.

Transfer Agent and Registrar

The transfer agent and registrar for our common shares is Computershare Investor Services, Inc.

Market Information

Our common shares are listed on the New York Stock Exchange under the symbol “CVEO.”

7

SELLING SHAREHOLDERS

This prospectus relates to up to (i) 30,121,856 common shares issuable to the selling shareholders upon conversion of 9,042 shares of Class A Series 1 Preferred Shares, based on the liquidation preference of such Class A Series 1 Preferred Shares as of December 31, 2022 assuming all dividends thereon are paid in kind through an increase in the liquidation preference, and (ii) an additional 30,634,519 common shares held by the selling shareholders, in each case subject to any appropriate adjustment as a result of any share subdivision, split, combination or other reclassification of our common shares. The Class A Series 1 Preferred Shares and common shares were issued to the selling shareholders pursuant to a Share Purchase Agreement, dated November 26, 2017, as amended, by and between Civeo Corporation and Noralta Lodge Ltd., Torgerson Family Trust, 2073357 Alberta Ltd., 2073358 Alberta Ltd., 1818939 Alberta Ltd., 2040618 Alberta Ltd., 2040624 Alberta Ltd., 989677 Alberta Ltd. and Lance Torgerson (collectively, the “sellers”). An aggregate of 13,491,100 common shares have been deposited into escrow with Alliance Trust Company under the terms of an escrow agreement to support the sellers’ indemnification obligations under the purchase agreement. We refer to these common shares as the “Escrow Shares.”

The information contained in the table below in respect of the selling shareholders (including the number of common shares beneficially owned and the number of common shares offered) has been obtained from the selling shareholders and has not been independently verified by us. We may supplement this prospectus from time to time in the future to update or change this list of selling shareholders and the number of common shares that may be offered and sold by them. The registration for resale of the common shares does not necessarily mean that the selling shareholders will sell all or any of these common shares. In addition, the selling shareholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, common shares in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), after the date on which they provided the information set forth in the table below.

The information set forth in the following table regarding the beneficial ownership after resale of the common shares is based upon the assumption that the selling shareholders will sell all of the common shares beneficially owned by them that are covered by this prospectus. The ownership percentage indicated in the following table is based on 169,531,595 outstanding common shares of as of July 22, 2019. Except as indicated in the footnotes to the table below, to our knowledge, the selling shareholders have the sole voting and investment power with respect to all securities beneficially owned by them. Unless otherwise described below or in the documents incorporated by reference, to our knowledge, none of the selling shareholders has held any position or office or had any material relationship with Civeo during the three years prior to the date of this prospectus.

	Common shares beneficially owned prior to the offering		Common shares to be offered	Common shares beneficially owned after the offering
Name of selling shareholder	Number	Percentage		Number	Percentage
Torgerson Family Trust(1)	54,808,162	27.5%	54,808,162	—	—
989677 Alberta Ltd.(2)	5,948,213	3.5%	5,948,213	—	—

(1) Includes 30,121,856 common shares issuable upon conversion of 9,042 shares of Class A Series 1 Preferred Shares and 7,727,362 Escrow Shares. Torgerson Family Trust may be deemed to have shared power to vote or to direct the vote and shared power to dispose or to direct the disposition of an aggregate of 24,686,306 shares held directly by Torgerson Family Trust. As one of three co-trustees of Torgerson Family Trust, Lance Torgerson may be deemed to have shared power to vote or to direct the vote and shared power to dispose or to direct the disposition of an aggregate of 24,686,306 shares held by Torgerson Family Trust. As one of three co-trustees of Torgerson Family Trust, Tammy Torgerson may be deemed to have shared power to vote or to direct the vote and shared power to dispose or to direct the disposition of an aggregate of 24,686,306 shares held directly by Torgerson Family Trust. As one of three co-trustees of Torgerson Family Trust, Richard Torgerson may be deemed to have shared power to vote or to direct the vote and shared power to dispose or to direct the disposition of an aggregate of 24,686,306 shares held directly by Torgerson Family Trust. Richard Torgerson disclaims beneficial ownership, voting power, and power to dispose of the 24,686,306 shares held directly by Torgerson Family Trust. Ownership percentage assumes the conversion of all Class A Series 1 Preferred Shares.
(2) Includes 5,763,738 Escrow Shares. 989677 Alberta Ltd. may be deemed to have shared power to vote or to direct the vote and shared power to dispose or to direct the disposition of an aggregate of 5,948,213 shares held directly by 989677 Alberta Ltd. As direct owner of all of the voting shares of 989677 Alberta Ltd., Svenco Investments Ltd. may be deemed to have shared power to vote or to direct the vote and shared power to dispose or to direct the disposition of an aggregate of 5,948,213 shares held directly by 989677 Alberta Ltd. As sole director and indirect beneficial owner of all of the voting shares of 989677 Alberta Ltd., Lance Torgerson may be deemed to have shared power to vote or to direct the vote and shared power to dispose or to direct the disposition of an aggregate of 5,948,213 shares held directly by 989677 Alberta Ltd. As the spouse of Lance Torgerson, who is sole director and indirect beneficial owner of all of the voting shares of 989677 Alberta Ltd., Tammy Torgerson may be deemed to have shared power to vote or to direct the vote and shared power to dispose or to direct the disposition of an aggregate of 5,948,213 shares held directly by 989677 Alberta Ltd. Tammy Torgerson disclaims beneficial ownership, voting power, and power to dispose of the 5,948,213 shares held directly by 989677 Alberta Ltd. and indirectly by her spouse, Lance Torgerson.

8

Registration Rights Agreement

On April 2, 2018, in connection with our acquisition of Noralta Lodge Ltd. (the “Acquisition”), we entered into a registration rights agreement (the “Registration Rights Agreement”) with the selling shareholders, pursuant to which we agreed that, as soon as practicable following the date that is 18 months after the date of the Registration Rights Agreement, but in no event more than 30 days thereafter, we will use commercially reasonable efforts to prepare and file a shelf registration statement to register the common shares held by the selling shareholders upon the closing of the Acquisition (including any common shares held in escrow) and any common shares issued upon conversion of the Class A Series 1 Preferred Shares held by the selling shareholders upon the closing of the Acquisition (including any Class A Series 1 Preferred Shares held in escrow). We are obligated to use commercially reasonable efforts to cause such shelf registration statement to be declared effective by the SEC within 150 days after filing.

The selling shareholders are subject to customary standstill restrictions, including a restriction on the purchase of additional common shares, and a restriction on voting their common shares that limits the voting by such holders of common shares (including common shares held in escrow) in excess of 15% of the voting power of the outstanding common shares, which will be voted consistently with all other Civeo shareholders (other than the selling shareholders). In addition, the selling shareholders have agreed not to, directly or indirectly, (i) solicit shareholders for the approval of any shareholder proposals, (ii) propose or seek to effect a change of control of Civeo, (iii) engage in a proxy solicitation involving Civeo, or (iv) form, join or otherwise participate in a group or voting trust with respect to common shares (other than a group comprised solely of selling shareholders, their affiliates and permitted transferees) for the purpose of acquiring, holding, voting or disposing of common shares. The restrictions described in the preceding sentence shall not apply if Civeo has entered into a definitive agreement, the consummation of which would result in a change of control of Civeo, or any person has commenced a public tender or exchange offer which if consummated would result in a change of control of Civeo. The standstill and voting restrictions in the Registration Rights Agreement shall terminate at such time as the common shares owned by the selling shareholders in the aggregate no longer constitute at least five percent of the common shares then outstanding (calculated assuming conversion of all of the outstanding Class A Series 1 Preferred Shares) or upon specified bankruptcy or change of control events.

The selling shareholders’ registration rights are subject to certain customary limitations, including our right to delay or withdraw a registration statement under certain circumstances. We generally will be required to bear the registration expenses, other than underwriting discounts and commissions and transfer taxes or stamp or other duties attributable to a selling shareholder’s sale or other disposition of the common shares. In addition, we will pay the reasonable fees and expenses of one legal counsel selected by the majority-in-interest of the selling shareholders participating in any public offering.

Each selling shareholder has agreed to not transfer any of its common shares or Class A Series 1 Preferred Shares for a period of 18 months after the date of the Registration Rights Agreement, subject to certain exceptions, including transfers to affiliates. After the 18-month restricted period, any selling shareholder will be permitted to transfer its common shares in any public offering or in a sale transaction pursuant to and in accordance with Rule 144 under the Securities Act so long as no such transfer, when taken together with any and all other transfers during the period of 90 consecutive days ending on the date of such transfer, involves a number of common shares in excess of 10 percent of the number of such selling shareholder’s common shares issued to such selling shareholder in connection with the Acquisition (calculated assuming conversion of such selling shareholder’s Class A Series 1 Preferred Shares, if any). The foregoing transfer restrictions will not apply to a transfer in a public offering pursuant to a piggyback registration statement. In addition, no selling shareholder may transfer any common shares or Class A Series 1 Preferred Shares to any competitor of Civeo or any person, whether individually or as part of a group, that would then have the right to vote more than ten percent of the common shares then outstanding, other than transfers in an underwritten public offering or in a market transaction pursuant to Rule 144.

9

PLAN OF DISTRIBUTION

As of the date of this prospectus, we have not been advised by the selling shareholders as to any plan of distribution. The selling shareholders may choose to sell some, all or none of the common shares offered by this prospectus. To the extent required, this prospectus may be amended or supplemented from time to time to describe a particular plan of distribution.
The common shares held by the selling shareholders, or by their partners, pledgees, donees (including charitable organizations), transferees or other successors in interest, may from time to time be offered for sale either directly by the selling shareholders or other persons, or through underwriters, dealers or agents or on any exchange on which the common shares may from time to time be traded, in the over-the-counter markets or in independently negotiated transactions or otherwise. The methods by which the common shares may be sold include:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•
a block trade (which may involve crosses in which the same broker-dealer acts as agent on both sides) in which the broker or dealer so engaged will attempt to sell the common shares as agent or as riskless principal but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resales by such broker or dealer for its own account pursuant to this prospectus;

•	exchange distributions and/or secondary distributions in accordance with the rules of the NYSE or any other applicable national securities exchange on which the common shares are listed;

•
sales on any national securities exchange or quotation service on which the common shares may be listed or quoted at the time of the sale, including the NYSE, in the over-the-counter markets or through a market maker or into an existing trading market (on an exchange or otherwise) for the common shares;

•	underwritten transactions;

•	short sales, whether through a broker-dealer or otherwise;

•	in transactions in which broker-dealers may agree with the selling shareholders to sell a specified number of such common shares at a stipulated price per share;

•	privately negotiated transactions;

•	pledges of the common shares as security for any loan or obligation, including pledges to brokers or dealers who may from time to time effect sales or other distributions of the securities;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.
The selling shareholders may effect such transactions by selling the common shares to underwriters or to or through broker-dealers, and such underwriters or broker-dealers may receive compensation in the form of discounts or commissions from the selling shareholders and may receive commissions from the purchasers of the common shares for whom they may act as agents. Such transactions may be effected by the selling shareholders at fixed prices, which may be changed, market prices prevailing at the time of sale, varying prices determined at the time of sale or at negotiated prices. These prices will be determined by the selling shareholders or by agreement between the selling shareholders and any underwriters or broker-dealers who may receive fees or commissions in connection with the sale. The aggregate proceeds to the selling shareholders from the sale of the common shares offered hereby will be the purchase price of the common shares less discounts and commissions, if any.

10

If the selling shareholders utilize a dealer in the sale of the common shares, the selling shareholders will sell those common shares to the dealer, as principal. The dealer may then resell those common shares to the public at varying prices to be determined by the dealer at the time of resale. The dealers may also be the selling shareholders’ customers or may engage in transactions with, or perform services for, the selling shareholders in the ordinary course of business.
In addition, the selling shareholders may from time to time sell securities in compliance with Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements under the Securities Act, rather than pursuant to this prospectus. In such event, the selling shareholders may be required by the securities laws of certain states to offer and sell the common shares only through registered or licensed brokers or dealers.
Under the Registration Rights Agreement, we have agreed to indemnify the selling shareholders against any losses, claims, damages or liabilities resulting from any untrue statement or omission of a material fact in any registration statement or prospectus pursuant to which they sell common shares, unless such liability arose from their misstatement or omission, and each of the selling shareholders, severally and individually, has agreed to indemnify us against any losses, claims, damages or liabilities caused by such selling shareholder’s misstatements or omissions in those documents. We and the selling shareholders may agree to indemnify underwriters, brokers, dealers and agents who participate in the distribution of the common shares included in this prospectus against certain liabilities to which they may become subject in connection with the sale of such common shares, including liabilities arising under the Securities Act.
The selling shareholders and other persons participating in the sale or distribution of the common shares will be subject to applicable provisions of the Securities Exchange Act of 1934 (the “Exchange Act”), and the rules and regulations thereunder, including Regulation M. This regulation may limit the timing of purchases and sales of any of the common shares by the selling shareholders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of the selling shareholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the common shares to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the common shares and the ability of any person or entity to engage in market-making activities with respect to the common shares.
In connection with sales of the common shares under this prospectus, the selling shareholders may enter into hedging transactions with broker-dealers, who may in turn engage in short sales of the common shares in the course of hedging the positions they assume. The selling shareholders also may sell common shares short and deliver them to close out the short positions or loan or pledge the common shares to broker-dealers that in turn may sell them.
From time to time, one or more of the selling shareholders may pledge, hypothecate or grant a security interest in some or all of the common shares owned by them. The pledgees, secured parties or persons to whom the common shares have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling shareholders. The number of a selling shareholder’s common shares offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling shareholder’s common shares will otherwise remain unchanged. In addition, a selling shareholder may, from time to time, sell the common shares short, and, in those instances, this prospectus may be delivered in connection with the short sales and the common shares offered under this prospectus may be used to cover short sales.
The selling shareholders may sell the common shares they hold using a public auction process in which the public offering price and the allocation of the common shares will be determined through an auction conducted by an auction agent. The auction process may involve a modified “Dutch auction” mechanic in which the auction agent (and potentially other brokers) will receive and accept bids from bidders at either a minimum bid price or at price increments in excess of the minimum bid price. The auction agent and any such other brokers may be the underwriters of the offering or their affiliates. After the auction closes and those bids become irrevocable, the auction agent will determine the clearing price for the sale of the common shares offered in the auction, and subject to agreement between the selling shareholders and the underwriter or underwriters to proceed with the offering, the common shares will be allocated to winning bidders by the underwriter or underwriters. If the selling shareholders use a public auction process to sell the common shares, a more detailed description of the procedures to be used in connection with any such auction will be set forth in a pricing supplement to this prospectus.
The selling shareholders or their respective underwriters, broker-dealers, or agents may make sales of the common shares that are deemed to be an at-the-market offering as defined in Securities Act Rule 415, which includes sales of such selling shareholders made directly on or through the NYSE, the existing trading market for the common shares, or in the over-the-counter market or otherwise.

11

The selling shareholders and any underwriters, broker-dealers or agents who participate in the distribution of the common shares may be deemed to be “underwriters” within the meaning of the Securities Act. To the extent any of the selling shareholders are broker-dealers, they are, according to SEC interpretation, “underwriters” within the meaning of the Securities Act. Underwriters are subject to the prospectus delivery requirements under the Securities Act. If the selling shareholders are deemed to be underwriters, the selling shareholders may be subject to certain statutory liabilities under the Securities Act and the Exchange Act.
To the extent required, the names of the specific managing underwriter or underwriters, if any, as well as other important information, will be set forth in one or more prospectus supplements. In that event, the discounts and commissions the selling shareholders will allow or pay to the underwriters, if any, and the discounts and commissions the underwriters may allow or pay to dealers or agents, if any, will be set forth in, or may be calculated from, the prospectus supplements. Any underwriters, brokers, dealers and agents who participate in any sale of the common shares may also engage in transactions with, or perform services for, us or our affiliates in the ordinary course of their businesses.
To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. The place and time of delivery for the common shares in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.
In connection with offerings under this shelf registration statement and in compliance with applicable law, underwriters, brokers or dealers may engage in transactions that stabilize or maintain the market price of the common shares at levels above those that might otherwise prevail in the open market. Specifically, underwriters, brokers or dealers may overallot in connection with offerings, creating a short position in the common shares for their own accounts. For the purpose of covering a syndicate short position or stabilizing the price of the common shares, the underwriters, brokers or dealers may place bids for the common shares or effect purchases of the common shares in the open market. Finally, the underwriters may impose a penalty whereby selling concessions allowed to syndicate members or other brokers or dealers for distribution of the common shares in offerings may be reclaimed by the syndicate if the syndicate repurchases the previously distributed common shares in transactions to cover short positions, in stabilization transactions or otherwise. These activities may stabilize, maintain or otherwise affect the market price of the common shares, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.
These transactions may be effected on or through the NYSE, the existing trading market for the common shares, or in the over-the-counter market or otherwise.
If required, we may add transferees, successors and donees by prospectus supplement in instances where the transferee, successor or donee has acquired its shares from holders named in this prospectus after the effective date of this prospectus. Transferees, successors and donees of identified selling shareholders may not be able to use this prospectus for resales until they are named in the selling shareholders table by prospectus supplement or post-effective amendment. See “Selling Shareholders.”

12

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Gibson, Dunn & Crutcher LLP, Houston, Texas, with respect to U.S. law. Certain legal matters in connection with this offering will be passed upon for us by Dentons Canada LLP, Vancouver, British Columbia, Canada, with respect to Canadian law. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

EXPERTS

The consolidated financial statements of Civeo Corporation appearing in Civeo Corporation’s Annual Report on Form 10-K for the year ended December 31, 2018, and the effectiveness of Civeo Corporation’s internal control over financial reporting as of December 31, 2018 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the SEC under the Securities Act relating to the securities offered by this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus.

In addition, we file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy statements and other information about registrants, like us, that have been filed electronically with the SEC. You can access the SEC’s Internet site at http://www.sec.gov. We also make available free of charge on our website, at http://www.civeo.com, all materials that we file electronically with the SEC, including our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Section 16 reports and amendments to these reports as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC. Information contained on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

The SEC allows us to “incorporate by reference” the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the SEC. These other documents contain important information about us. The information incorporated by reference is an important part of this prospectus. Information that we file later with the SEC will automatically update and may replace information in this prospectus and information previously filed with the SEC.

We incorporate by reference in this prospectus the documents listed below, and any subsequent filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding information deemed to be furnished and not filed with the SEC) until all offerings under this registration statement are completed or terminated:

•	our annual report on Form 10-K for the year ended December 31, 2018 (the “Form 10-K”);

•	the information contained in our definitive proxy statement on Schedule 14A for our 2019 annual general meeting of shareholders to the extent incorporated by reference in Part III of the Form 10-K;

•	our quarterly reports on Form 10-Q filed on April 26, 2019 and July 29, 2019;

•	our current reports on Form 8-K filed on April 1, 2019, May 21, 2019 and June 28, 2019; and

•	the description of our common shares contained in our Current Report on Form 8-K12B, filed on July 17, 2015, as that description may be updated from time to time.
We also are incorporating by reference all additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the effectiveness of the registration statement.

13

You may request a copy of these filings, other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into the filing, at no cost, by writing or telephoning us at the following address:

Civeo Corporation
Attn: Corporate Secretary
333 Clay Street
Suite 4980
Houston, Texas 77002
(713) 510-2400

14

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses payable by Civeo Corporation, a British Columbia, Canada limited company (“Civeo”), in connection with the offering described in this registration statement.

Registration fee	$46,521.87*
Printing expenses	†
Accounting fees and expenses	†
Legal fees and expenses	†
Rating agency fees	†
Fees and expenses of trustee	†
Miscellaneous	†
Total	†

 *    Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) and Rule 457(o) under the Securities Act of 1933 and exclusive of accrued interest, distributions and dividends, if any.

†    Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that Civeo anticipates it will incur in connection with the offering of securities under this registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered by Civeo in a primary offering will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

British Columbia Law

Under Section 160 of the British Columbia Business Corporations Act (the “BCA”), we may indemnify an eligible party including, but not limited to, a director or officer of us, a former director or officer of us or another individual who acts or acted at our request as a director or officer, or an individual acting in a similar capacity, against all judgments, penalties or fines awarded or imposed in, or an amount paid in settlement of a proceeding in which a party or any of the heirs and personal or other legal representatives of the eligible party, by reason of such party having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the company or an associated corporation, to which the such party is or may be liable. Indemnification will be prohibited if (i) giving indemnity or paying expenses is or was prohibited by the company’s articles, (ii) if in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of us, or (iii) in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful. The BCA also provides, under Section 162, that we may also advance moneys to a director, officer or other individual for costs, charges and expenses reasonably incurred in connection with such a proceeding; however, the individual must agree in writing to undertake that if it is ultimately determined that the payment of expenses is prohibited by either conditions (i), (ii) or (iii) above, the eligible party will repay the amounts advanced.

Civeo’s Notice of Articles and Articles

Our articles provide that we shall indemnify, and pay expenses in advance of the final disposition of a proceeding of, a director or officer, a former director or officer or a person who acts or acted at our requests as a director or officer, or in a similar capacity of another entity, and the heirs and personal or other legal representatives of such a person so long as the individual signs the requisite undertaking, in accordance, and to the fullest extent and in all circumstances permitted by the BCA.

We entered into and, in the future, will enter into indemnification agreements with our officers and directors in respect of any legal claims or actions initiated against them in their capacity as officers and directors of us or our subsidiaries in accordance with applicable law. These agreements include bearing the reasonable cost of legal representation in any legal or regulatory action in which they may become involved in their capacity as our officers and directors. Pursuant to such indemnities, we bear the cost of the representation of certain officers and directors.

We maintain insurance for certain liabilities incurred by our directors and officers in their capacity with us or our subsidiaries.

Item 16. Exhibits.†

Exhibit No.	Description of Exhibit

3.1*	Notice of Articles of Civeo Corporation (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 001-36246), filed on April 2, 2018).

3.2*	Amended and Restated Articles of Civeo Corporation (incorporated herein by reference to Exhibit 3.2 to the Current Report on Form 8-K (File No. 001-36246) filed on April 2, 2018).

4.1*	Form of Common Share Certificate (incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K12B (File No. 001-36246) filed on July 17, 2015).

4.2*
Registration Rights, Lock-Up and Standstill Agreement, dated April 2, 2018, by and among Civeo Corporation, Torgerson Family Trust and 989677 Alberta Ltd. (incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K (File No. 001-36246) filed on April 2, 2018).

4.3*
Form of Indenture between Civeo Corporation and the trustee thereunder (the “Senior Trustee”), relating to senior debt securities (incorporated herein by reference to Exhibit 4.2 to the Registration Statement on Form S-3 (File No. 333-212754) filed on July 29, 2016).

4.4*
Form of Indenture between Civeo Corporation and the trustee thereunder (the “Subordinated Trustee”), relating to subordinated debt securities (incorporated herein by reference to Exhibit 4.3 to the Registration Statement on Form S-3 (File No. 333-212754) filed on July 29, 2016).

5.1	Opinion of Dentons Canada LLP as to the legality of the common shares and preferred shares.

5.2	Opinion of Gibson, Dunn & Crutcher LLP as to the legality of the debt securities and warrants.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Dentons Canada LLP (included in Exhibit 5.1).

23.3	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.2).

24.1	Powers of Attorney (included on the signature page herein).
____________________

†    We will file as an exhibit to a Current Report on Form 8-K (i) any underwriting, remarketing or agency agreement relating to the securities offered hereby, (ii) the instruments setting forth the terms of any debt securities, preferred shares or warrants, (iii) any additional required opinions of counsel with respect to legality of the securities offered hereby and (iv) any required opinion of counsel as to certain tax matters relative to the securities offered hereby. We will file any required Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Senior Trustee and the Subordinated Trustee on Form T-1 in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.

*    Incorporated by reference as indicated.

Item 17. Undertakings.

(a) The undersigned Registrant hereby undertakes:

      (1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i)    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

    (ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) of the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

    (iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

    (2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

    (A)    Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

    (B)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

    (5)    That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to the registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    (i)    Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

    (ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

    (iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

    (iv)    Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

    (b)    The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

    (d)    The undersigned registrant hereby undertakes that:

    (1)    For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2)    For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (e)    The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of each of the Senior Trustee and the Subordinated Trustee to act under subsection (a) of section 310 of the Trust Indenture Act of 1939 (the “Act”) in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 23, 2019.

CIVEO CORPORATION

By:	/s/ Bradley J. Dodson
Bradley J. Dodson
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bradley J. Dodson and Frank C. Steininger, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, any registration statement for the same offering filed pursuant to Rule 462(b) under the Securities Act of 1933 and any and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Capacity	Date

/s/ Bradley J. Dodson	Director, President & Chief Executive Officer	August 23, 2019
Bradley J. Dodson	(Principal Executive Officer)

/s/ Frank C. Steininger	Executive Vice President, Chief Financial Officer and Treasurer	August 23, 2019
Frank C. Steininger	(Principal Financial Officer)

/s/ Carolyn J. Stone	Chief Accounting Officer and Vice President, Controller and Corporate Secretary	August 23, 2019
Carolyn J. Stone	(Principal Accounting Officer)

/s/ Richard A. Navarre	Chairman of the Board	August 23, 2019
Richard A. Navarre

/s/ C. Ronald Blankenship	Director	August 23, 2019
C. Ronald Blankenship

/s/ Martin A. Lambert	Director	August 23, 2019
Martin A. Lambert

/s/ Constance B. Moore	Director	August 23, 2019
Constance B. Moore

/s/ Charles Szalkowski	Director	August 23, 2019
Charles Szalkowski

/s/ Timothy O. Wall	Director	August 23, 2019
Timothy O. Wall